Exhibit 10.1

Form of Restricted Stock Award Agreement

THIS AGREEMENT, dated as of the __ day of __________, _____, between SHORE BANCSHARES, INC., a Maryland corporation (the “Company”), and _______________ (“Participant”), is made pursuant and subject to the provisions of the Shore Bancshares, Inc. 2006 Stock and Incentive Compensation Plan, effective April 26, 2006 (the “Plan”). All capitalized terms used but not defined herein shall have the meanings given such terms in the Plan.

1. Award of Restricted Stock. Pursuant to the Plan, the Company, on _____________, ______ (the “Award Date”), granted Participant _____ shares of restricted Common Stock (“Restricted Stock”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein (the “Award”).

2. Restrictions. Except as provided in this Agreement, the shares of Restricted Stock are not transferable and are subject to a substantial risk of forfeiture.

3. Vesting. Participant’s interest in the shares of Restricted Stock shall become transferable and non-forfeitable (“Vested”) as follows:

Amount of Award Vested   Vesting Date

Notwithstanding the foregoing, any shares of Restricted Stock that have not Vested or been forfeited shall become Vested as of the earlier of (i) the date of a Change in Control or (ii) the date of the Participant’s death.

4. Forfeiture. Upon the termination of Participant’s employment with the Company or an Affiliate, any and all shares of Restricted Stock that have not then become Vested pursuant to Section 3 shall lapse and be forfeited and canceled.

5. Shareholder Rights. Participant shall have all the rights of a stockholder of the Company with respect to the shares of Restricted Stock that are not Vested, including the right to receive dividends on and to vote such shares of Restricted Stock; provided, however, that (i) Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of any such shares, (ii) the Company shall retain custody of the certificates evidencing such shares as provided in Section 6, and (iii) Participant will deliver a stock power in accordance with Section 7.

6. Custody of Certificates. Custody of all stock certificates evidencing the shares of Restricted Stock shall be retained by the Company for so long as such shares are not Vested. The Company shall place a legend on each certificate evidencing a share of Restricted Stock restricting the transfer of such share. As soon as practicable after shares of Restricted Stock become Vested, the Company shall remove the restrictive legend and deliver to Participant one ore more stock certificates evidencing such shares.

7. Stock Power. Upon signing this Agreement, Participant shall deliver to the Company a stock power, endorsed in blank, with respect to the shares of Restricted Stock granted pursuant to this Award. The Company shall use the stock power to cancel any shares of Restricted Stock that do not become Vested. The Company shall return the stock power to Participant with respect to any shares of Restricted Stock that become Vested.

8. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof or the Plan may entitle Participant to a fractional share, such fraction shall be disregarded.

9. Taxes. At the time shares of Restricted Stock become Vested, the Company shall have the right to retain and withhold from such Vested shares that portion representing the amount of taxes required by any governmental agency to be withheld or otherwise deducted and paid with respect to such Vested shares, calculated based on the Fair Market Value of a share of Common Stock as of the date such shares become Vested. Any shares so withheld shall be canceled by the Company.

10. No Right to Continued Employment. This Agreement does not confer upon Participant any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate Participant’s employment at any time.

11. Governing Law. This Agreement shall be governed by the laws of the State of Maryland, without regard to any conflict of laws principles that would apply the law of another jurisdiction.

12. Participant Bound by Plan. Participant acknowledges, by executing this Agreement, that (1) this Agreement is subject in all respects to the provisions of the Plan, as amended from time to time, the terms of which are incorporated herein by reference and made a part hereof, (2) that a copy of the Plan and all amendments thereto through the date hereof were provided to Participant on the date hereof, and (3) he understands and accepts all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

13. Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. Any and all prior agreements or understandings with respect to such matters are hereby superseded.

14. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf, and the Participant has affixed his signature hereto.

SHORE BANCSHARES, INC.

By_______________________________

_________________________________
(Printed Name)

PARTICIPANT

_____________________________

_____________________________
(Printed Name)

_____________________________
Date